UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

Del Frisco’s Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2900 Ranch Trail
Irving, TX 75063
(Address of principal executive offices, including zip code)

(469) 913-1845
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DFRG	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Second Amendment to the Credit Agreement
On June 17, 2019, Del Frisco’s Restaurant Group, Inc. (the “Company”), as borrower, certain subsidiaries of the Company, as guarantors (the “Guarantors”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) entered into an amendment (the “Second Amendment”) to the existing credit agreement dated as of June 27, 2018, among the Company, the Administrative Agent, the other agents and arrangers party thereto and the several lenders party thereto (the “Credit Agreement”).
The Second Amendment amends the definition of “Consolidated EBITDAR” within the Credit Agreement to increase the percentage of Projected EBITDAR Margin (as defined in the Credit Agreement) that may be included when  determining Consolidated EBITDAR for purposes of calculating the Financial Covenant (as defined in the Credit Agreement).
The description above is a summary and is qualified in its entirety by the Second Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1
Second Amendment, dated as of June 17, 2019, to the Credit Agreement, dated as of June 27, 2018, by and among Del Frisco’s Restaurant Group, Inc., the Guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, INC.

Date:	June 17, 2019	By:	/s/ Neil H. Thomson
Neil H. Thomson
Chief Financial Officer